UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 4, 2010

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2   Financial Information

Item 2.02   Results of Operations and Financial Condition.

On November 4, 2010, CryoLife, Inc. (“CryoLife” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2010. CryoLife hereby incorporates by reference herein the information set forth in its Press Release dated November 4, 2010, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of CryoLife have continued unchanged since such date.  The press release includes certain supplemental non-GAAP financial measures:

•
non-GAAP net income for the third quarter of 2010 and the first nine months of 2010, which has been obtained by excluding pretax charges for both periods of $3.7 million for acquired in-process research and development related to the Starch Medical transaction, $3.6 million related to the impairment of the Company’s investment in Medafor common stock, and $1.6 million related to HemoStase inventory that the Company does not believe that it will be able to distribute;

•
non-GAAP basic and fully diluted earnings per share for the third quarter of 2010 and the first nine months of 2010, which have been obtained by excluding pretax charges for both periods of $3.7 million for acquired in-process research and development related to the Starch Medical transaction, $3.6 million related to the impairment of the Company’s investment in Medafor common stock, and $1.6 million related to HemoStase inventory that the Company does not believe that it will be able to distribute;

•	non-GAAP total gross margins for the third quarter of 2010 and the first nine months of 2010, which have been obtained by excluding the write-off of the HemoStase inventory; and

•	non-GAAP product gross margins for the third quarter of 2010 and the first nine months of 2010, which have been obtained by excluding the write-off of the HemoStase inventory.

Net income or loss, basic and fully diluted earnings or loss per share, total gross margins and product gross margins have been adjusted to obtain non-GAAP numbers because the Company’s investment in Starch Medical, the impairment of the Company’s investment in Medafor common stock and the write-off of the HemoStase inventory are significant expenses that are not directly related to the current period performance of the Company’s core business.  The Starch Medical investment relates to an asset acquisition that did not generate revenues during the periods presented.  The Medafor- and HemoStase-related charges, although they may recur again, relate to the unique circumstances of the Company’s ongoing dispute with Medafor and are not reflective of the performance of the Company’s core business.  For these reasons, the Company believes that the non-GAAP numbers presented provide investors with the ability to better compare the Company’s relative period-to-period performance with respect to such measurements.

Accordingly, CryoLife believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	a better understanding of how management plans and measures the Company’s underlying business.

The additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for measures calculated in accordance with GAAP.

The information provided pursuant to this Item 2.02 is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of CryoLife’s reports or filings with the Securities and Exchange Commission (“SEC”), whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the press release.  Please refer to the last paragraph of the press release for further discussion about forward-looking statements. For further information on risk factors, please refer to “Risk Factors” contained in CryoLife’s Form 10-K for the year ended December 31, 2009, as filed with the SEC, and any subsequent SEC filings, as well as in the press release. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Section 9       Financial Statements and Exhibits.
Item 9.01(d)   Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press release dated November 4, 2010

* This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: November 4, 2010	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer